Exhibit 10.16

AMENDMENT NO. 7 TO EXCLUSIVE LICENSE AGREEMENT

AMENDMENT NO. 7 TO EXCLUSIVE LICENSE AGREEMENT, dated June 6, 2011 (this “Amendment”), between S.L.A. PHARMA AG (the “Licensor”) and VENTRUS BIOSCIENCES, INC. (the “Licensee”).

WHEREAS, the Licensor and the Licensee have entered into that certain Exclusive License Agreement, dated as of March 23, 2007, as amended by Amendment No. 1 to Exclusive License Agreement dated as of July 24, 2008, Amendment No. 2 to Exclusive License Agreement dated as of November 20, 2008, Amendment No. 3 to Exclusive License Agreement dated as of June 1, 2009 (“Amendment No. 3”), Amendment No. 4 to Exclusive License Agreement dated as of December 18, 2009 (“Amendment No. 4”), Amendment No. 5 to Exclusive License Agreement dated as of June 24, 2010 and Amendment No. 6 to Exclusive License Agreement dated as of August 30th, 2010 (“Amendment No. 6”), and as supplemented by those certain side letters dated as of October 27, 2008, November 20, 2008, and January 22, 2009 (as amended, restated, supplemented or otherwise modified to date the “License  Agreement”);

WHEREAS, the parties hereto desire to further amend the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other consideration the sufficiency and receipt of which is hereby acknowledged by the parties, it is hereby agreed by and between the parties as follows:

1.           Capitalized Terms. Terms used herein but not otherwise defined shall have the meaning ascribed thereto in the License Agreement.

2.           Amendments.

(a)           Given Licensee’s continuing performance pursuant to the terms and conditions under this Agreement, the License Agreement shall be in good standing and remain in full force and effect.

(b)           The last two sentences of Section 2(f) of Amendment No. 3 shall be deleted in their entirety.

(c)           The last two sentences of Section 2(d) of Amendment No. 6 shall be deleted in their entirety.

(d)           Schedule B of Amendment No. 4 shall be amended to delete the $800,000 payment that is due within 14 calendar days of Licensor providing Licensee with written notification of the completion of enrollment into the Phase III Study of a Licensed Product incorporating Anoheal API currently conducted by SLA in Europe.

(e)           Licensee agrees to pay SLA the clinical milestone payments set forth below.  Each such clinical milestone payment shall be due within fourteen (14) days after the achievement of the applicable clinical milestone.  Each such clinical milestone shall be payable one time only. It is understood that these clinical milestones are in addition to the milestones described in 8.1 of the License Agreement.

Clinical Milestone	Payment
250th patient is randomized in the Phase III Anoheal Study (as defined below)	$250,000
300th patient is randomized in the Phase III Anoheal Study	$250,000
350th patient is randomized in the Phase III Anoheal Study	$250,000
400th patient is randomized in the Phase III Anoheal Study	$250,000
“Phase III Anoheal Study” means the Phase III Study of a Licensed Product incorporating Anoheal API currently conducted by SLA in Europe.

(f)           Upon Licensee’s receipt of a quality controlled final study report for the Phase III Anoheal Study, (i) the “Maximum Anoheal Amount” shall be increased to $4,600,000 and all references in the License Agreement to the “Maximum Anoheal Amount” shall refer to such increased amount; and (ii) Licensee shall pay SLA $400,000 (i.e., the remaining balance of the Maximum Anoheal Amount) within fourteen (14) days thereof.  Upon such payment by Licensee the Maximum Anoheal Amount shall be deemed paid in full by Licensee.

3.           Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.

4.           Applicable Law. This Amendment shall he governed by and construed in accordance with the laws of Switzerland without regard to principles of conflicts of law.

5.           Dispute Resolution. All disputes arising out of or in connection with this Amendment shall be resolved by the ordinary courts of Zurich, Switzerland, without limiting the right of recourse.

6.           No Other Amendments. Except as expressly set forth herein, the License Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the License Agreement.  In the event of any conflict between the terms of this Amendment and any other terms in the License Agreement, the terms of this Amendment shall govern.

7.           Effectiveness. This Amendment shall become effective immediately upon the date hereof.

8.           References to the License Agreement. From and after the date hereof, all references in the License Agreement and any other documents to the License Agreement shall be deemed to be references to the License Agreement after giving effect to this Amendment.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 7 to Exclusive License Agreement as of the date first written above.

By:		By:
	Name: D. Slagel		Name: Russell H. Ellison
	Title: PRESIDENT		Title: Chief Executive Officer